UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 10, 2015

HOST HOTELS & RESORTS, INC.

HOST HOTELS & RESORTS, L.P.

(Exact name of registrant as specified in its charter)

Maryland (Host Hotels & Resorts, Inc.) Delaware (Host Hotels & Resorts, L.P.)	001-14625 0-25087	53-0085950 52-2095412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6903 Rockledge Drive, Suite 1500

Bethesda, Maryland 20817

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (240) 744-1000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

See discussion of the amendment and restatement of the existing bank credit facility set forth below in Item 2.03, which is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Host Hotels & Resorts, Inc. (“Host Inc.”) and Host Hotels & Resorts, L.P. (“Host LP”), for whom Host Inc. acts as sole general partner, are reporting that on September 10, 2015 (the “Closing Date”) Host LP entered into an amendment and restatement (the “Restatement”) of its existing bank credit facility dated as of June 27, 2014 with Bank of America, N.A., as administrative agent, relating to a $1,000,000,000 revolving loan facility and a $500,000,000 term loan facility (the “Existing Credit Facility”) for the purpose of adding a new $500,000,000 delayed draw term loan facility (the “2015 Term Loan Facility”). The 2015 Term Loan Facility was established through an exercise of the option under the Existing Credit Facility to increase the amount of the facility by up to $500,000,000. The Restatement also provides another opportunity to add $500,000,000 of commitments which may be used for additional revolving credit facility borrowings and/or term loans, subject to obtaining additional loan commitments and the satisfaction of the other conditions specified in the Restatement.

Host LP drew down $300,000,000 under the 2015 Term Loan Facility on the Closing Date, and the remaining $200,000,000 balance is available for drawing at Host LP’s election through March 8, 2016. Borrowings under the 2015 Term Loan Facility may be used for working capital and other general corporate purposes. Host LP is required to pay a quarterly unused commitment fee equal to 0.20% per annum times the average daily undrawn portion of the 2015 Term Loan Facility. Such unused commitment fee shall accrue from and after the 60th day following the Closing Date until the earlier of the commitment termination date and the date on which the 2015 Term Loan Facility is fully drawn.

The 2015 Term Loan Facility will mature in September 2020. The maturity dates of the revolving loan facility and the existing term loan facility under the Existing Credit Facility remain unchanged, with initial scheduled maturity dates of June 2018 (in the case of the revolving loan facility) with the option for Host LP to extend the term for two additional six month terms, and June 2017 (in the case of the existing term loan facility) with the option for Host LP to extend the term for two additional years, in both cases subject to certain conditions, including the payment of an extension fee. Neither the revolving loan facility, existing term loan facility nor the 2015 Term Loan Facility require any scheduled amortization payments prior to maturity. Voluntary prepayments of the 2015 Term Loan Facility may be made without premium or penalty, but amounts repaid cannot be redrawn. Host LP will pay interest on borrowings under the 2015 Term Loan Facility at floating interest rates plus, in the case of loans based on LIBOR, a margin ranging from 90 to 175 basis points (depending on Host LP’s long-term unsecured debt rating). Based on Host LP’s current long-term unsecured debt rating, our applicable margin for LIBOR loans is 110 basis points. The 2015 Term Loan Facility is otherwise subject to terms and conditions similar to those in the Existing Credit Facility regarding subsidiary guarantees and pledges of security interests in subsidiaries, operational covenants, financial covenants and events of acceleration, all of which remain unchanged under the Restatement.

The foregoing does not purport to be a complete description of the terms of the 2015 Term Loan Facility and such description is qualified in its entirety by reference to the Restatement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Existing Relationships with the Lenders

Host LP has ongoing relationships with many of the lenders that are parties to the Restatement for which they have received customary fees and expenses. Certain of the lenders provide commercial banking services, including participations in mortgage loans and the provision of cash management services. Host LP has also entered into interest rate swap agreements and other hedging arrangements with certain lenders. Affiliates of certain of the lenders have also acted as underwriters for issuances of Host LP’s senior notes. The Bank of New York Mellon also acts as trustee for our senior notes.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Third Amended and Restated Credit Agreement, dated as of September 10, 2015, among Host Hotels & Resorts, L.P., certain Canadian subsidiaries of Host Hotels & Resorts, L.P., Bank of America, N.A., as administrative agent, JPMorgan Chase Bank, N.A., as syndication agent, Wells Fargo Bank, N.A., Deutsche Bank Securities Inc., The Bank of Nova Scotia, Bank of New York Mellon, Credit Agricole Corporate and Investment Bank and Goldman Sachs Bank USA as documentation agents, and various other agents and lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST HOTELS & RESORTS, INC. (Registrant)

By:	/s/ BRIAN G MACNAMARA
Brian G. Macnamara Senior Vice President and Corporate Controller

Date: September 14, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST HOTELS & RESORTS, L.P. (Registrant)

By: HOST HOTELS & RESORTS, INC., its general partner

By:	/s/ BRIAN G MACNAMARA
Brian G. Macnamara Senior Vice President and Corporate Controller

Date: September 14, 2015

EXHIBIT INDEX

Exhibit No.	Description

10.1	Third Amended and Restated Credit Agreement, dated as of September 10, 2015, among Host Hotels & Resorts, L.P., certain Canadian subsidiaries of Host Hotels & Resorts, L.P., Bank of America, N.A., as administrative agent, JPMorgan Chase Bank, N.A., as syndication agent, Wells Fargo Bank, N.A., Deutsche Bank Securities Inc., The Bank of Nova Scotia, Bank of New York Mellon, Credit Agricole Corporate and Investment Bank and Goldman Sachs Bank USA as documentation agents, and various other agents and lenders.

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